COLUMBIA LABORATORIES, INC	NEWS Contact:	Melody Carey Rx Communications Group, LLC (917) 322-2571	Exhibit 99.1
JAMES MEER APPOINTED CHIEF FINANCIAL OFFICER OF COLUMBIA LABORATORIES
354 Eisenhower Parkway Plaza I, Second Floor Livingston, NJ 07039 TEL: (973) 994-3999 FAX: (973) 994-3001	LIVINGSTON, NJ— December 7, 2006—Columbia Laboratories, Inc. (NASDAQ: CBRX) today announced the appointment of James A. Meer to the position of Senior Vice President, Chief Financial Officer and Treasurer, succeeding David L. Weinberg, who is leaving to pursue other opportunities. Mr. Meer will direct and oversee the financial management, accounting and investor relations activities of the Company, effective immediately.

Robert S. Mills, Columbia’s president and chief executive officer, stated, “We are pleased to have Jim fill this important role, as he brings with him a strong financial and industry transaction background as well as a demonstrated ability to communicate effectively with the investment community. We believe the depth and breadth of his experiences have prepared him well for his responsibilities at Columbia, and look forward to his contributions as we execute our strategic plan to become a leading player in the women’s reproductive healthcare market.”

Mr. Meer has over 35 years of financial experience in both privately and publicly held companies, of which 15 years were in the life sciences industry. He most recently served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Pharmos Corporation, a NASDAQ-traded biotechnology company. Prior to joining Pharmos, Mr. Meer was a consultant to specialty pharmaceutical and biotech firms providing strategic and financial advice. He previously served eight years as Vice President and Treasurer of Schein Pharmaceutical, Inc. where he was responsible for capital formation, including a successful IPO, strategic planning and investor relations. He also held senior financial positions with public companies including EnviroSource, Inc., John Labatt Ltd. and General Host Corporation. Mr. Meer holds an MBA degree from Pace University and a BA degree in Economics from Rutgers College.

Columbia extends its appreciation to Mr. Weinberg for his contribution and dedication to the Company over many years. Mr. Weinberg served as Vice President - Finance, Chief Financial Officer and Treasurer of Columbia since September 1997 and was Vice President - Finance and Administration, Chief Financial Officer, Treasurer and Secretary from the Company’s inception until June 1991.

James Meer Appointed Chief Financial Officer of Columbia Laboratories

December 7, 2006

About Columbia Laboratories
Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of reproductive healthcare and endocrinology products that use its novel bioadhesive drug delivery technology. Columbia markets PROCHIEVE® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and PROCHIEVE 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. The Company recently completed enrollment in a 669-patient pivotal Phase III study to evaluate the possible utility of PROCHIEVE 8% (progesterone gel) for the prevention of recurrent preterm birth. The treatment phase of this randomized, double-blind, placebo-controlled trial will conclude in December 2006, and the Company expects to announce efficacy and preliminary safety results in mid-February 2007. The Company’s additional research and development programs include a vaginally-administered lidocaine product to prevent and treat dysmenorrhea. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, certain statements of Columbia Laboratories, Inc.’s expectations made in this press release, including those regarding the Company’s clinical research programs, the timing and potential results of the Company’s PROCHIEVE® (progesterone gel) preterm clinical research program, potential filings with the FDA, strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the timely and successful completion of clinical studies, including the PROCHIEVE® 8% study for the prevention of recurrent preterm birth and the clinical studies for our vaginally-administered lidocaine product candidate; success in obtaining acceptance and approval of new indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for the prevention of preterm birth for PROCHIEVE® 8% from the FDA; the successful marketing of PROCHIEVE® 8%, PROCHIEVE® 4% (progesterone gel), and STRIANT® (testosterone buccal tablet) in the U.S.; whether PROCHIEVE is dispensed to patients of physicians on Serono’s target list of fertility specialists at a rate of less than 10% the amount of CRINONE® (progesterone gel) dispensed to those patients as further described in the Company’s annual report on Form 10-K; the timing and size of orders for out-licensed products from our marketing partners; the timely and successful development of new products; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

PROCHIEVE®, CRINONE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

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